Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated May 02, 2022, with respect to the consolidated financial statements of Inter Platform Inc., incorporated herein by reference.

/s/ KPMG Auditores Independentes Ltda.

São Paulo, Brazil
April 5, 2023